EX-99.23(h)(17)

AMENDMENT

TO

ADMINISTRATION AGREEMENT

BETWEEN

JNLNY VARIABLE FUND I LLC

AND

JACKSON NATIONAL ASSET MANAGEMENT, LLC

This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company (“Administrator”), and JNLNY VARIABLE FUND I LLC, a Delaware limited liability company (“Fund”).

WHEREAS, the Administrator and the Fund entered into an Administration Agreement dated as of December 15, 2004 (“Agreement”), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNLNY Variable Fund I LLC (each a “Fund”);

WHEREAS, a new fund has been added; and

WHEREAS, to reflect the merger of two funds into one fund of the JNL Variable Fund LLC.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2006, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2006, attached hereto.

IN WITNESS WHEREOF, the Administrator and the Fund have caused this Amendment to be executed as of this 1st day of May, 2006.

JACKSON NATIONAL ASSET	JNLNY VARIABLE FUND I LLC
MANAGEMENT, LLC

By:	By:

Name:	Mark D. Nerud	Name: Robert A. Fritts

Title:	Chief Financial Officer	Title: President

SCHEDULE A

Dated May 1, 2006

JNL/Mellon Capital Management DowSM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund

SCHEDULE B

Dated May 1, 2006

Funds	Fee

JNL/Mellon Capital Management DowSM 10 Fund	.15%
JNL/Mellon Capital Management S&P® 10 Fund	.15%
JNL/Mellon Capital Management Global 15 Fund	.20%
JNL/Mellon Capital Management Nasdaq® 15 Fund	.15%
JNL/Mellon Capital Management Value Line® 25 Fund	.15%
JNL/Mellon Capital Management DowSM Dividend Fund	.15%
JNL/Mellon Capital Management S&P® 24 Fund	.15%